Exhibit 99.1

M.D.C. HOLDINGS, INC.

NEWS BULLETIN

M.D.C. HOLDINGS, INC.

FOR IMMEDIATE RELEASE

THURSDAY, NOVEMBER 3, 2011

Contact:	Robert N. Martin
Vice President of Finance
(720) 977-3431
bob.martin@mdch.com

M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2011 RESULTS

Operating and Strategic Highlights

•	Net loss of $31.7 million or $0.68 per share, including an $18.6 million charge related to the extinguishment of debt and $7.0 million of asset impairments and project abandonment charges

•	$500 million of senior note reductions completed or announced; annualized interest incurred reduced by nearly $30 million

•	Decreased general and administrative headcount by 33% year-over-year; approximately $20 million in estimated annual savings

•	Net orders decreased 25% year-over-year to 595 homes

•	Active subdivisions up 28% year-over-year to 182

DENVER, Thursday, November 3, 2011 - M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2011 third quarter of $31.7 million, or $0.68 per share, including an $18.6 million charge related to the extinguishment of debt and $7.0 million of asset impairments and project abandonment charges. In the 2010 third quarter, our net loss was $10.2 million, or $0.22 per share, including $3.7 million of impairments. Revenue for the 2011 third quarter decreased 6% to $211.4 million, compared with $225.7 million a year ago.

Management Comments

Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Given increased uncertainty surrounding employment levels and consumer confidence, our goal is to return to profitability without relying on an improvement in homebuilding market conditions. Prior to the third quarter, we focused primarily on increasing our community count, giving us the opportunity to improve our market share and increase revenue. However, as our economy continues to display considerable weakness, it is difficult to justify a significant number of additional land acquisitions in the near-term, and therefore we are now focusing on other strategies to drive profitability.”

M.D.C. HOLDINGS, INC.

Mizel continued, “As we look at the communities we already own, we are closely analyzing our sales process. We previously announced a change to our approach on the sale of speculative homes, and remain committed to starting very few of these homes going forward in most markets. During the third quarter, this strategy benefited our home gross margins. However, we believe it also slowed our home order absorption pace and our backlog conversion rate.”

“We are also modifying our approach to sales promotions. Over the past eighteen months, we have relied on large promotions as a critical component of our sales strategy. While these promotions were successful in producing a high level of urgency for our sales personnel and customers, we have also have experienced increased volatility in sales absorptions and cancellation rates, which complicates the management of our day-to-day operations. Therefore, we will rely less on these large promotions in the future.”

“Finally, we are working to streamline the way we sell upgrades to our homes. We will still offer our customers the opportunity to personalize their homes at our Home Galleries across the country, but we will do so in a manner that allows us to operate this aspect of our business with reduced complexity and lower overhead. All of the changes to our sales process are now being managed under new leadership. The goal of these initiatives is not only to increase absorptions and home gross margins, but also to simplify our business model, allowing us to operate more effectively with lower overhead.”

Mizel concluded, “Our efforts to reduce overhead expenses continued in the third quarter, as we reduced our headcount by eliminating more than 100 positions. As a result, our general and administrative headcount decreased by 33% year-over-year, removing approximately $20 million of overhead expense in the process. Beyond these reductions, we have identified roughly $5 million in estimated annual cost savings that should take effect no later than the first quarter of 2012. In addition, we have announced that we will retire $500 million of debt by the end of 2011, which will better align our capital structure with our current capital needs. As a result, the annualized amount of interest we incur will decrease by $30 million.”

Third Quarter Highlights

Home closings in the 2011 third quarter were 707 units, with an average selling price of $289,800, compared with 722 units, with an average selling price of $299,900, in the third quarter of 2010. Our ratio of closings to beginning backlog decreased to 50% for the 2011 third quarter, compared with 65% in the 2010 third quarter. The decrease is attributable to a year-over-year decrease in the percentage of backlog under construction at the beginning of the quarter.

Home gross margin in the 2011 third quarter was 16.8% as compared with 20.9% in the 2010 third quarter. The 2011 third quarter benefited from the settlement of a construction defect claim and the impact of recording adjustments to land budgets.

M.D.C. HOLDINGS, INC.

Marketing costs were $10.0 million in the 2011 third quarter, compared with $11.2 million in the 2010 third quarter, primarily due to a decrease in product advertising costs. Commission costs were $7.5 million as compared with $8.1 million in the same quarter last year, inline with the decrease in revenue we experienced.

General and administrative expenses decreased to $35.6 million for the 2011 third quarter, compared with $39.3 million for the same period in the prior year. The primary driver behind the decrease was a $7.3 million decline in salary related costs due to a year-over-year decrease in headcount, partially offset by a $3.0 million increase in our estimated mortgage loan loss reserve.

During the 2011 third quarter, asset impairments totaled $4.7 million, compared with $3.7 million in the same quarter last year. The largest impairment related to an asset located in Chicago, where we are no longer selling homes. We also incurred $2.3 million of expense related to write-offs of land option deposits and pre-acquisition costs associated with lot option contracts that we elected not to exercise during the 2011 third quarter.

Net orders for the 2011 third quarter decreased to 595 homes with an estimated sales value of $175 million, compared with net orders for 796 homes with an estimated sales value of $231 million during the same period in 2010. The decrease in home orders was driven primarily by an increase in the number of cancellations received during the quarter, with many of the cancellations originating from a nationwide sales promotion that occurred late in the second quarter. In addition, gross orders during the 2010 third quarter were positively influenced by the Company’s use of sizeable incentives to drive a higher sales velocity for older speculative homes.

We ended the 2011 third quarter with 1,312 homes under contract with an estimated sales value of $405 million, compared with a backlog of 1,188 homes with an estimated sales value of $368 million at September 30, 2010. Our estimated home gross margin in backlog at the end of the third quarter increased from the estimated home gross margin in backlog to start the quarter.

M.D.C. HOLDINGS, INC.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16) terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended September 30, 2011, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Home sales revenue	$204,886	$216,501	$574,432	$668,720
Land sales revenue	730	904	3,499	6,618
Other revenue	5,744	8,276	18,861	23,751

Total revenue	211,360	225,681	596,792	699,089

Costs and expenses
Home cost of sales	170,443	171,199	490,521	535,651
Land cost of sales	724	818	2,482	5,983
Asset impairments	4,692	3,718	14,090	3,718
Marketing expenses	10,002	11,191	29,732	29,726
Commission expenses	7,476	8,078	20,699	24,818
General and administrative expenses	35,580	39,269	108,569	124,060
Other operating expenses	2,414	817	3,343	1,846

Total operating costs and expenses	231,331	235,090	669,436	725,802

Loss from operations	(19,971)	(9,409)	(72,644)	(26,713)

Other income (expense)
Interest income	6,745	7,544	21,943	19,513
Interest expense	(3,695)	(9,000)	(19,819)	(28,810)
Extinguishment of senior notes and other	(17,268)	271	(17,176)	475

Loss before income taxes	(34,189)	(10,594)	(87,696)	(35,535)

Benefit from income taxes, net	2,479	355	8,127	739

Net loss	$(31,710)	$(10,239)	$(79,569)	$(34,796)

Loss per share
Basic	$(0.68)	$(0.22)	$(1.72)	$(0.75)

Diluted	$(0.68)	$(0.22)	$(1.72)	$(0.75)

Dividends declared per share	$0.25	$0.25	$0.75	$0.75

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$567,501	$572,225
Marketable securities	535,494	968,729
Receivables	19,414	20,010
Mortgage loans held-for-sale, net	42,301	65,114
Inventories, net
Housing completed or under construction	333,350	372,422
Land and land under development	517,337	415,237
Deferred tax asset, net of valuation allowance of $274,380 and $231,379 at September 30, 2011 and December 31, 2010, respectively	—	—
Other Assets	99,572	134,032

Total Assets	$2,114,969	$2,547,769

Liabilities
Accounts payable	$27,295	$35,018
Accrued liabilities and other	190,100	260,819
Mortgage repurchase facility	10,708	25,434
Senior notes, net	1,006,656	1,242,815

Total Liabilities	1,234,759	1,564,086

Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,530,000 and 47,474,000 issued and outstanding, respectively, at September 30, 2011 and 47,198,000 and 47,142,000 issued and outstanding, respectively, at December 31, 2010	475	472
Additional paid-in-capital	850,795	820,237
Retained earnings	43,620	158,749
Accumulated other comprehensive (loss) income	(14,021)	4,884
Treasury stock, at cost; 56,000 shares at September 30, 2011 and December 31, 2010	(659)	(659)

Total Stockholders’ Equity	880,210	983,683

Total Liabilities and Stockholders’ Equity	$2,114,969	$2,547,769

M.D.C. HOLDINGS, INC.

Information on Segments

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Homebuilding
West	$71,292	$66,233	$183,176	$246,563
Mountain	82,637	89,111	232,463	245,905
East	36,610	58,304	130,778	162,466
Other Homebuilding	16,678	7,344	37,486	33,137

Total Homebuilding	207,217	220,992	583,903	688,071
Financial Services and Other	5,540	7,932	17,974	22,696
Corporate	—	—	—	—
Intercompany adjustments	(1,397)	(3,243)	(5,085)	(11,678)

Consolidated	$211,360	$225,681	$596,792	$699,089

Income/(Loss) Before Income Taxes
Homebuilding
West	$(2,584)	$4,900	$(18,981)	$13,611
Mountain	2,988	520	552	6,652
East	(2,518)	2,021	(6,819)	1,957
Other Homebuilding	(1,514)	(1,673)	(3,206)	(1,897)

Total Homebuilding	(3,628)	5,768	(28,454)	20,323
Financial Services and Other	(450)	4,326	4,419	10,261
Corporate	(30,111)	(20,688)	(63,661)	(66,119)

Consolidated	$(34,189)	$(10,594)	$(87,696)	$(35,535)

	September 30, 2011	December 31, 2010
Total Assets
Homebuilding
West	$365,759	$300,652
Mountain	289,828	311,833
East	224,497	188,693
Other Homebuilding	30,331	40,554

Total Homebuilding	910,415	841,732
Financial Services and Other	115,176	135,286
Corporate	1,093,523	1,573,408
Intercompany adjustments	(4,145)	(2,657)

Consolidated	$2,114,969	$2,547,769

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Selected Financial Data
General and Administrative Expenses
Homebuilding	$13,766	$16,111	$(2,345)	-15%	$44,547	$54,326	$(9,779)	-18%
Financial Services and Other	6,701	4,521	2,180	48%	15,832	14,267	1,565	11%
Corporate	15,113	18,637	(3,524)	-19%	48,190	55,467	(7,277)	-13%

Total	$35,580	$39,269	$(3,689)	-9%	$108,569	$124,060	$(15,491)	-12%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	15.2%	16.3%	-1.1%		16.5%	16.3%	0.2%
Corporate Segment	7.4%	8.6%	-1.2%		8.4%	8.3%	0.1%
Depreciation and Amortization (1)	$4,031	$3,705	$326	9%	$12,098	$11,806	$292	2%
Home Gross Margins (2)	16.8%	20.9%	-4.1%		14.6%	19.9%	-5.3%
Interest in Home Cost of Sales as a % of Home Sales Revenue	2.5%	2.6%	-0.1%		2.6%	2.5%	0.1%
Cash Provided by (Used in)
Operating activities	$(11,486)	$41,343	$(52,829)		$(80,743)	$(137,591)	$56,848
Investing activities	$88,203	$21,021	$67,182		$381,162	$(597,126)	$978,288
Financing activities	$(265,051)	$(65,935)	$(199,116)		$(305,143)	$189,026	$(494,169)
Total Interest Capitalized
Interest capitalized, beginning of period	$49,058	$32,420	$16,638	51%	$38,446	$28,339	$10,107	36%
Interest capitalized, net of interest expense	10,833	9,370	1,463	16%	31,102	24,855	6,247	25%
Previously capitalized interest included in home cost of sales	(5,140)	(5,581)	441	-8%	(14,797)	(16,985)	2,188	-13%

Interest capitalized, end of period	$54,751	$36,209	$18,542	51%	$54,751	$36,209	$18,542	51%

(1)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.
(2)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue.

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Principal amount of mortgage loans originated	$129,005	$158,337	$(29,332)	-19%	$390,660	$507,120	$(116,460)	-23%
Principal amount of mortgage loans brokered	$1,622	$370	$1,252	338%	$4,518	$5,883	$(1,365)	-23%
Capture Rate	66%	79%	-13%		72%	81%	-9%
Including brokered loans	67%	79%	-12%		73%	82%	-9%
Mortgage products (% of mortgage loans originated)
Fixed rate	96%	97%	-1%		96%	96%	0%
Adjustable rate - other	4%	3%	1%		4%	4%	0%
Prime loans (3)	38%	32%	6%		33%	27%	6%
Government loans (4)	62%	68%	-6%		67%	73%	-6%

(3)

Prime loans generally are defined as loans with Fair, Isaac and Company ( FICO ) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(4)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
Homes Completed or Under Construction
Unsold Home Under Construction—Final	85	119	56
Unsold Home Under Construction—Frame	314	722	725
Unsold Home Under Construction—Foundation	85	103	104

Total Unsold Homes Under Construction	484	944	885
Sold Homes Under Construction	871	609	955
Model Homes	220	242	246

Homes Completed or Under Construction	1,575	1,795	2,086

Lots Owned (excluding homes completed or under construction)
Arizona	981	1,257	1,290
California	1,306	1,201	1,095
Nevada	1,091	991	632
Washington	312	—	—

West	3,690	3,449	3,017

Colorado	3,103	2,919	2,762
Utah	545	594	494

Mountain	3,648	3,513	3,256

Maryland	446	319	207
Virginia	566	414	380

East	1,012	733	587

Florida	233	210	204
Illinois	123	130	130

Other Homebuilding	356	340	334

Total	8,706	8,035	7,194

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
Lots Controlled Under Option
Arizona	96	408	453
California	—	222	45
Nevada	75	838	1,018
Washington	182	—	—

West	353	1,468	1,516

Colorado	464	688	616
Utah	273	393	581

Mountain	737	1,081	1,197

Maryland	730	745	906
Virginia	192	132	220

East	922	877	1,126

Florida	373	733	906
Illinois	—	—	—

Other Homebuilding	373	733	906

Total	2,385	4,159	4,745

At Risk Option Deposits
Cash	$8,932	$9,019	$9,314
Letters of Credit	5,139	4,467	3,086

Total At Risk Option Deposits	$14,071	$13,486	$12,400

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Closed Homes (Units)
Arizona	126	111	15	14%	301	461	(160)	-35%
California	58	62	(4)	-6%	168	176	(8)	-5%
Nevada	77	108	(31)	-29%	223	427	(204)	-48%
Washington	49	—	49	N/M	100	—	100	N/M

West	310	281	29	10%	792	1,064	(272)	-26%

Colorado	189	208	(19)	-9%	537	546	(9)	-2%
Utah	58	78	(20)	-26%	178	277	(99)	-36%

Mountain	247	286	(39)	-14%	715	823	(108)	-13%

Maryland	47	68	(21)	-31%	153	185	(32)	-17%
Virginia	36	58	(22)	-38%	151	166	(15)	-9%

East	83	126	(43)	-34%	304	351	(47)	-13%

Florida	63	29	34	117%	154	142	12	8%
Illinois	4	—	4	0%	5	—	5	0%

Other Homebuilding	67	29	38	131%	159	142	17	12%

Total	707	722	(15)	-2%	1,970	2,380	(410)	-17%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Average Selling Price of Closed Homes
Arizona	$202.2	$200.7	$1.5	1%	$192.0	$196.1	$(4.1)	-2%
California	310.6	375.2	(64.6)	-17%	316.1	396.0	(79.9)	-20%
Colorado	347.7	322.6	25.1	8%	339.0	309.8	29.2	9%
Florida	232.7	253.2	(20.5)	-8%	228.1	230.6	(2.5)	-1%
Illinois	320.2	N/A	N/M	N/M	314.7	N/A	N/M	N/M
Maryland	448.2	443.3	4.9	1%	430.2	447.3	(17.1)	-4%
Nevada	189.5	190.2	(0.7)	0%	191.7	188.4	3.3	2%
Utah	289.9	268.9	21.0	8%	278.9	272.8	6.1	2%
Virginia	430.5	484.5	(54.0)	-11%	428.6	479.5	(50.9)	-11%
Washington	268.5	N/A	N/M	N/M	269.4	N/A	N/M	N/M
Average	$289.8	$299.9	$(10.1)	-3%	$291.6	$281.0	$10.6	4%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Orders For Homes, net (units)
Arizona	104	119	(15)	-13%	390	471	(81)	-17%
California	53	101	(48)	-48%	247	236	11	5%
Nevada	107	106	1	1%	349	471	(122)	-26%
Washington	42	—	42	N/M	68	—	68	N/M

West	306	326	(20)	-6%	1,054	1,178	(124)	-11%

Colorado	147	220	(73)	-33%	560	722	(162)	-22%
Utah	38	73	(35)	-48%	214	308	(94)	-31%

Mountain	185	293	(108)	-37%	774	1,030	(256)	-25%

Maryland	48	67	(19)	-28%	168	176	(8)	-5%
Virginia	42	60	(18)	-30%	205	202	3	1%

East	90	127	(37)	-29%	373	378	(5)	-1%

Florida	16	50	(34)	-68%	158	156	2	1%
Illinois	(2)	—	(2)	N/M	5	—	5	N/M

Other Homebuilding	14	50	(36)	-72%	163	156	7	4%

Total	595	796	(201)	-25%	2,364	2,742	(378)	-14%

Estimated Value of Orders for Homes, net	$175,000	$231,000	$(56,000)	-24%	$682,000	$770,000	$(88,000)	-11%
Estimated Average Selling Price of Orders for Homes, net	$294.1	$290.2	$3.9	1%	$288.5	$280.8	$7.7	3%
Cancellation Rate (5)	44%	30%	14%		35%	26%	9%

(5)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
Backlog (units)
Arizona	173	84	113
California	158	79	136
Nevada	202	76	132
Washington	44	—	—

West	577	239	381

Colorado	296	273	383
Utah	105	69	125

Mountain	401	342	508

Maryland	141	126	117
Virginia	124	70	109

East	265	196	226

Florida	68	64	73
Illinois	1	1	—

Other Homebuilding	69	65	73

Total	1,312	842	1,188

Backlog Estimated Sales Value	$405,000	$269,000	$368,000

Estimated Average Selling Price of Homes in Backlog	$308.7	$319.5	$309.8

	September 30, 2011	December 31, 2010	September 30, 2010
Active Subdivisions
Arizona	26	26	28
California	16	13	10
Nevada	20	18	19
Washington	10	—	—

West	72	57	57

Colorado	47	39	39
Utah	21	19	19

Mountain	68	58	58

Maryland	14	14	9
Virginia	13	8	7

East	27	22	16

Florida	15	11	11
Illinois	—	—	—

Other Homebuilding	15	11	11

Total	182	148	142